Exhibit 99.2

Nuvectis Pharma Announces Pricing of $100 Million Public Offering of Common Stock

FORT LEE, NJ, June 29, 2026 – Nuvectis Pharma, Inc. (Nasdaq: NVCT), a clinical stage biopharmaceutical company focused on the development of innovative therapies for the treatment of immune complement-related conditions and oncology, today announced the pricing of its previously announced underwritten public offering of 5,000,000 shares of its common stock at a price of $20.00 per share, with expected gross proceeds to Nuvectis of $100 million. Nuvectis has also granted the underwriters a 30-day option to purchase up to 750,000 additional shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about July 1, 2026, subject to satisfaction of customary closing conditions.

Cantor is acting as sole book runner for the offering. H.C. Wainwright & Co., Laidlaw & Company (UK) Ltd., Lucid Capital Markets, Maxim Group LLC, Roth Capital Partners and Titan Partners, a division of American Capital Partners, are acting as co-managers for the offering.

Nuvectis intends to use the net proceeds from the offering to continue to advance the development programs of NXP100, NXP200, and NXP900 or any future product candidate, hiring of additional personnel, capital expenditures, costs of operating as a public company and other general corporate purposes.

The shares of common stock described above are being offered by Nuvectis pursuant to its shelf registration statement on Form S-3 (File No. 333-293459) filed with the U.S. Securities and Exchange Commission (“SEC”) on February 13, 2026 and declared effective by the SEC on February 20, 2026. The preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC's web site at www.sec.gov.  Electronic copies of the final prospectus supplement and the accompanying prospectus relating to these shares of common stock may also be obtained, when available, by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nuvectis Pharma

Nuvectis Pharma, Inc. is a clinical stage biopharmaceutical company focused on the development of innovative therapies for the treatment of immune complement-related conditions and oncology. The Company’s pipeline includes NXP100, a complement Factor B inhibitor in development for the treatment of complement-mediated diseases, and the oncology drug candidates NXP900 and NXP200, in development for the treatment of advanced cancers.

NXP100 is a late-stage Factor B inhibitor with best-in-class potential as an effective therapy in multiple complement-mediated diseases and provide a convenience advantage as the only once-daily oral treatment option for these diseases requiring life-long treatment.

NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases, including SRC and YES1 intended to inhibit the catalytic and scaffolding functions of the SRC kinase, providing comprehensive shutdown of the signaling pathway.

NXP200 is an oral, brain penetrant, paradox-breaker BRAF inhibitor for the treatment of BRAF V600X-mutated and Class II/III non-V600-mutated solid tumor malignancies, including central nervous system cancer, colorectal cancer, melanoma, and non-small cell lung cancer, with best-in-class potential.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws, which are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate”, “believe”, “contemplate”, “could”, “estimate”, “expect”, “intend”, “seek”, “may”, “might”, “plan”, “potential”, “predict”, “project”, “target”, “aim”, “should”, “will”, “would”, or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements regarding future events, including statements about the timing for completion of the public offering, and the use of proceeds and anticipated total gross proceeds from the public offering. Forward looking statements are based on Nuvectis’ current expectations and interpretations of data and information available, including preclinical and clinical safety, pharmacokinetics, pharmacodynamics, and efficacy data generated to date for its pipeline products NXP100, NXP200, and NXP900, and estimates and projections regarding Nuvectis’ financial condition. The outcomes of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties may also be subject to market and other conditions and described more fully in the section titled “Risk Factors” in Nuvectis’ first quarter 2026 Form 10-Q and Nuvectis’ other public filings with the U.S. Securities and Exchange Commission (“SEC”). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Nuvectis’ expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements are considered forward-looking statements and are based on Nuvectis’ interpretations of past events as well as current expectations, estimates, and projections.

Company Contact

Ron Bentsur
Chairman, Chief Executive Officer and President
Tel: 201-614-3151
rbentsur@nuvectis.com

Media Relations Contact

Kevin Gardner
LifeSci Advisors
kgardner@lifesciadvisors.com